Exhibit 3.15

                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE CLOTHING COMPANY, INC.

      The name of the corporation is

                           THE CLOTHING COMPANY, INC.

      The address of its registered office in the State of 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.

      5. The name and mailing address of the incorporator is as follows:

         Name                    Mailing Address
         ----                    ---------------
   Harold E. Berritt             Pryor, Cashman, Sherman & Flynn
                                 410 Park Avenue
                                 New York, New York 10022

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stock holders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 4th day of April, 1989.


                                        /s/ Berritt
                                        ----------------------------------------
                                        Harold E. Berritt, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           THE CLOTHING COMPANY, INC.


      THE CLOTHING COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That pursuant to Section 241 of the General Corporation Law of the State of Delaware, a majority of the incorporators of the Certificate of Incorporation of the Corporation hereby authorizes the amendment of such certificate by striking out Article I thereof and by substituting the following new Article 1:

      "The name of the Corporation is Claire's DC Corp."

      SECOND: The Corporation has not received any payment for any of its stock.

      I, being the solo incorporator, hereby sign this Certificate of Amendment of Certificate of Incorporation pursuant to Section 241 of the General Corporation Law of the State of Delaware this 2nd day of February, 1990.

                                          /s/ Berritt
                                          --------------------------------------
                                          Harold E. Berritt, Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CLAIRE'S DC CORP.

      CLAIRE'S DC CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That pursuant to Section 241 of the General Corporation Law of the State of Delaware, the sole incorporator of the Corporation hereby authorizes the first article of the Certificate of Incorporation of the Corporation to be amended in its entirety to read as follows:

      "The name of the Corporation is Claire's Franchising Corp."

      SECOND: The Corporation has received no payment for any of its stock.

      I, being the sole incorporator, hereby execute this Certificate of Amendment to the Certificate of Incorporation of the Corporation pursuant to
Section 241 of the General Corporation Law of the State of Delaware this 4th day of November 1991.

                                             /s/ Berritt
                                             ---------------------------------
                                             Harold E. Berritt,
                                             Sole Incorporator

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 10/03/1995
                                                          950226330 - 2192750

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                     *****

      CLAIRE'S FRANCHISING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      The present registered agent of the corporation is THE PRENTICE-HALL CORPORATION SYSTEM, INC. and the present registered office of the corporation is in the county of KENT

      The Board of Directors of CLAIRE'S FRANCHISING CORP. adopted the following resolution on the 6th day of June, 1994.

      Resolved, that the registered office of CLAIRE'S FRANCHISING CORP. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, CLAIRE'S FRANCHISING CORP. has caused this statement to be signed by Marshall Ferguson and Norma Ruiz, its Vice-President and Asst. Secretary*, this 21st day of September, 1995.

     /s/ Norma Ruiz                          /s/ Marshall Ferguson
-------------------------               ----------------------------------

   Assistant Secretary                           Vice President
-------------------------               ----------------------------------
          (Title)                                   (Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

(DEL. - 264 - 6/15/94)

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 12/08/1997
                                                          971417150 - 2192750


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


                                   * * * * *

      Claire's Franchising Corp.. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY;

      FIRST. That the Board of Directors of said corporation, Claire's Franchising Corp., adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of Claire's Franchising Corp. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

            First: The name of the corporation is: SASSY DOO!, INC.

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Claire's Franchising Corp. has caused this certificate to be signed by Ira Kaplan, its Treasurer, this 8th day of December, 1997.

                                        Claire's Franchising Corp.

                                        By /s/ Ira Kaplan, Treasurer
                                           ----------------------------------
                                           Ira Kaplan, Treasurer

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:30 AM 12/12/1997
                                                          971428809 - 2192750


                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                      CERTAIN ERROR IN THE CERTIFICATE OF
                        OF AMENDMENT OF SASSY DOO!, INC.
                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON DECEMBER 8, 1997.


      SASSY DOO!, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. The name of the corporation is SASSY DOO!, INC.

      2. That a Certificate of amendment was filed by the Secretary of State of Delaware on December 8, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect of said Certificate to be corrected is as follows: to correct the new name of the corporation.

      4. Article one of the certificate is corrected as follows:

      1. The name of the corporation is: SASSY D00!, INC.

      IN WITNESS WHEREOF, said SASSY DOO!, INC, has caused this Certificate to be signed by Ira Kaplan, its treasurer, this 11th day of December, 1997.


                                        SASSY DOO!, INC.

                                        By  /s/ Ira Kaplan
                                           ------------------------------
                                           Ira Kaplan

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/15/1999
                                                          991240665 - 2192750



             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT




It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation"} is

                                SASSY DOO!, INC.

      2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

      3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

      4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 1, 1999.

                                        /s/ Kathleen E. Rossi
                                        ---------------------------------------
                                        KATHLEEN E. ROSSI, Vice President

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 10:00 AM 04/07/2000
   001181443 - 2192750


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                               REGISTERED OFFICE

                                   * * * * *


      SASSY DOO!, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

      The Board of Directors of SASSY DOO!, INC. adopted the following resolution on the February 16, 2000.

      Resolved, that the registered office of SASSY DOO!, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

      IN WITNESS WHEREOF, SASSY DOO!, INC. has caused this statement to be signed by Kathleen E. Rossi, its Vice President, this 3/7/00.


                                        /s/ Kathleen E. Rossi
                                        ---------------------------------------
                                        KATHLEEN E. ROSSI, Vice President